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                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph relating to substantial doubts existing about the Company's ability to continue as a going concern, dated March 17, 1998, relating to the consolidated financial statements of Suite 101.com, Inc. (lka Kinetic Ventures, Ltd.) as of December 31, 1997, and for the years ended December 31, 1997 and 1996, included in the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission on or about April 17, 1998.


                                   RAIMONDO PETIT GROUP

Torrence, California
March 9, 1999